CONSENT OF INDEPENDENT AUDITORS





         We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-36004) of Public Storage, Inc., formerly Storage Equities, Inc., pertaining to the 1990 Stock Option Plan, the Registration Statement on Form S-8 (No. 33-55541) pertaining to the 1994 Stock Option Plan, the Registration Statement on Form S-8 (No. 333-13463) pertaining to the 1996 Stock Option and Incentive Plan, the Registration Statement on Form S-8 (No. 333-75327) pertaining to the 1994 Share Incentive Plan, the Registration
Statement on Form S-3 (No. 333-81041) and in the related prospectus and Registration Statement on Form S-4 (No. 333-86899) and in the related prospectus of our report dated February 14, 2000 with respect to the consolidated financial statements and schedule of Public Storage, Inc. included in the Annual Report (Form 10-K) for 1999 filed with the Securities and Exchange Commission.




                                                  ERNST & YOUNG L L P



March 29, 2000

Los Angeles, California

                                   Exhibit 23